As filed with the Securities and Exchange Commission on March 22, 1999
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                              THE FINOVA GROUP INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                            86-069-5381
  (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
   Incorporation or Organization)

       1850 North Central Avenue
             P.O Box 2209
           Phoenix, Arizona                        85002-2009
(Address of principal executive offices)           (Zip Code)

OPTIONS TO BE ISSUED BY THE FINOVA GROUP INC. IN REPLACEMENT OF OPTIONS ISSUED AND OUTSTANDING PURSUANT TO SIRROM CAPITAL CORPORATION'S (I) AMENDED AND RESTATED 1994 STOCK OPTION PLAN, (II) 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND (III) 1996 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                              Samuel L. Eichenfield
                 Chairman, President and Chief Executive Officer
                              The FINOVA Group Inc.
                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2009
                     (Name and address of agent for service)

                                 (602) 207-6900
          (Telephone number, including area code, of agent for service)

                           ---------------------------
                         COPY OF ALL COMMUNICATIONS TO:

         RICHARD LIEBERMAN, ESQ.                KARA L. MACCULLOUGH, ESQ.
          THE FINOVA GROUP INC.                MORGAN, LEWIS & BOCKIUS LLP
        1850 NORTH CENTRAL AVENUE           5300 FIRST UNION FINANCIAL CENTER
              P.O. BOX 2209                   200 SOUTH BISCAYNE BOULEVARD
       PHOENIX, ARIZONA 85002-2009              MIAMI, FLORIDA 33131-2339
             (602) 207-5234                          (305) 579-0446

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                        Proposed maximum   Proposed maximum
  Title of securities    Amount to be    offering price        aggregate           Amount of
    to be registered      registered      per share (1)    offering price (1)   registration fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par      874,833         $54.8125         $47,951,783.81        $13,330.60
value
=================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high ($55.50) and low ($54.125) sales prices for a share of Common Stock on March 17, 1999, as reported on The New York Stock Exchange, Inc.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

     This Registration Statement on Form S-8 (the "Registration Statement") filed by The FINOVA Group Inc. (the "Registrant") relates to 874,833 shares (the "Shares") of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon the exercise of certain options (the "Options") granted under the Options issued by the Registrant to Certain Former Officers and Directors of Sirrom Capital Corporation.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K/A, filed with the Commission on March 8, 1999, for the fiscal year ended December 31, 1998;

         (b) Current Report on Form 8-K, filed with the Commission on January 19, 1999; and

         (c) The description of the Common Stock of the Registrant set forth in the Registration Statement on 8-A/A filed with the Commission on September 22, 1995.

         All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The Registrant has retained Morgan, Lewis & Bockius LLP to render a legal opinion regarding the validity of the securities offered hereby and to provide legal advice in matters related to the offering of such securities.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "DGCL"), the state of incorporation of the Registrant, and the Certificate of Incorporation and Bylaws of the Registrant provides for indemnification of directors and officers.
Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her.

         Directors and officers of the Registrant are covered under policies of directors' and officers' liability insurance with coverage aggregating $100,000,000. The directors serving the Registrant are parties to Indemnification Agreements with the Registrant (the "Indemnification Agreements"). The Indemnification Agreements provide substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and Bylaws and are designed to provide greater assurance to the directors that indemnification will be available because as contracts, the Indemnification Agreements may not be unilaterally modified by the Registrant's Board of Directors or stockholders. The Indemnification Agreements generally are intended to provide indemnification for any amounts a director is legally obligated to pay because of claims arising out of the director's service to the Registrant or any subsidiary of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

   EXHIBIT     EXHIBIT
   NUMBER

     5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

     23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)

     23.2      Consent of Deloitte & Touche LLP

     99.01 The FINOVA Group Inc./Sirrom 1994 Stock Option Plan, as amended.

     99.02 The FINOVA Group Inc./Sirrom 1995 Directors' Stock Option Plan, as amended.

     99.03 The FINOVA Group Inc./Sirrom 1996 Stock Option Plan, as amended.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that subparagraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on March 22, 1999.

                                          THE FINOVA GROUP INC.


                                          By: /s/ Samuel L. Eichenfield
                                              ----------------------------------
                                          Samuel L. Eichenfield
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS SAMUEL L. EICHENFIELD, WILLIAM J. HALLINAN, BRUNO A. MARSZOWSKI AND RICHARD LIEBERMAN, AND EACH OF THEM ACTING ALONE, AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE AND STEAD, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY OR ALL AMENDMENTS TO THIS REPORT, AND GENERALLY TO DO ALL SUCH THINGS IN OUR NAME AND BEHALF IN OUR CAPACITIES AS OFFICERS AND DIRECTORS TO ENABLE THE FINOVA GROUP INC. TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING OUR SIGNATURES AS THEY MAY BE SIGNED BY OUR ATTORNEYS OR ANY OF THEM, TO SAID REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS THERETO.

SIGNATURE                                 TITLE                             DATE
---------                                 -----                             ----
 /s/ Samuel L. Eichenfield        Director, Chairman, President and         March 22, 1999
---------------------------       Chief Executive Officer (Principal
Samuel L. Eichenfield             Executive Officer)


 /s/ Bruno A. Marszowski          Senior Vice President -- Controller       March 22, 1999
---------------------------       and Chief Financial Officer
Bruno A. Marszowski               (Principal Financial and Accounting
                                  Officer)


 /s/ Robert H. Clark, Jr.         Director                                  March 22, 1999
---------------------------
Robert H. Clark, Jr.


 /s/ Constance R. Curran          Director                                  March 22, 1999
---------------------------
Constance R. Curran

 /s/ G. Robert Durham             Director                                  March 22, 1999
---------------------------
G. Robert Durham

 /s/ James L. Johnson             Director                                  March 22, 1999
---------------------------
James L. Johnson

 /s/ Kenneth R. Smith             Director                                  March 22, 1999
---------------------------
Kenneth R. Smith

 /s/ Shoshana B. Tancer           Director                                  March 22, 1999
--------------------------
Shoshana B. Tancer

 /s/ John W. Teets                Director                                  March 22, 1999
---------------------------
John W. Teets

                                INDEX TO EXHIBITS

EXHIBIT           EXHIBIT
NUMBER

5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)

23.2             Consent of Deloitte & Touche LLP

99.01 The FINOVA Group Inc./Sirrom 1994 Stock Option Plan, as amended.

99.02 The FINOVA Group Inc./Sirrom 1995 Directors' Stock Option Plan, as amended.

99.03 The FINOVA Group Inc./Sirrom 1996 Stock Option Plan, as amended.